UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2020

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-00209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 Fairystone Park Highway Bassett, Virginia	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock ($5.00 par value)	BSET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In response to the effect of the COVID-19 pandemic on revenue, the Company implemented an across the board 20% reduction in base salary for all monthly salaried employees including members of management.  Senior vice presidents’ salaries were reduced by 25%.  Robert H. Spilman, Jr. (Chairman and CEO), John E. Bassett, III (SVP-Chief Operations Officer), Jack L. Hawn (SVP-President, Zenith), and J. Michael Daniel (SVP-Chief Financial and Administrative Officer) have each voluntarily taken a 50% total reduction in base salary.  These temporary salary reductions were effective with the March monthly salary paid on March 31, 2020 (prorated to start with the week of March 22, 2020) and are expected to continue at least through May 31, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2020	By: /s/ J. Michael Daniel
J. Michael Daniel
Title: Senior Vice President – Chief Financial & Administrative Officer